AMENDMENT TO AMENDED AND RESTATED

TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment, effective as of April 14, 2010, is made by and between the undersigned entities (hereinafter each referred to as the “Fund” and collectively referred to as the “Virtus Mutual Funds”) and VP Distributors, Inc. (hereinafter referred to as the “Transfer Agent”). The Transfer Agent and the Virtus Mutual Funds are parties to an Amended and Restated Transfer Agency and Service Agreement dated January 1, 2010 (the “Agreement”). In accordance with Article 11 of the Agreement the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A is hereby replaced with the attached new Schedule A.

[signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly authorized officers, as of the day and year first above written.

VIRTUS EQUITY TRUST VIRTUS INSIGHT TRUST VIRTUS INSTITUTIONAL TRUST VIRTUS OPPORTUNITIES TRUST (collectively, the “Virtus Mutual Funds”)

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	CFO & Treasurer

VP DISTRIBUTORS, INC.

By:	/s/ Heidi Griswold
Name:	Heidi Griswold
Title:	Vice President, Mutual Fund Services

Schedule A

Fee Schedule

Effective Date: April 14, 2010

	Total Transfer Agent Fee	BFDS portion of Total Fee
Base Fee
Direct Accounts
Networked Accounts
Closed Accounts
Oversight & Service

Account Charges:

Account Charges will be allocated on the basis of the number of accounts.

Base Fees:

Base Fees will be allocated according to average net assets.

Out-of-Pocket Expenses:

Out-of-pocket expenses include, but are not limited to: expenses invoiced by broker-dealers and financial institutions for shareholder servicing, confirmation production, postage, forms, telephone, microfilm, microfiche, stationary and supplies, and expenses incurred at the specific direction of the Fund. Postage for mass mailings is due seven days in advance of the mailing date.

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